EXHIBIT 99.1

Yelp Reports First Quarter 2026 Results, Advances AI
Transformation

Net Revenue increased by 1% year over year to $361 million

Net Income decreased from the prior year to $18 million, reflecting a 5% margin

Adjusted EBITDA1 decreased 7% year over year to $79 million, reflecting a 22% margin

Reaffirms full-year 2026 outlook: Expects Net Revenue in the range of $1.455 billion to $1.475 billion and Adjusted EBITDA in the range of $310 million to $330 million2

SAN FRANCISCO--(BUSINESS WIRE)--May 7, 2026--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the first quarter ended March 31, 2026 in the Shareholder Letter available on its Investor Relations website at yelp-ir.com.

“We continued to accelerate Yelp's AI transformation in the first quarter,” said Jeremy Stoppelman, Yelp's co-founder and chief executive officer. “Even as local businesses continued to navigate a challenging operating environment, we made meaningful progress against our strategic priorities to reconceive Yelp around answers and actions, deliver new AI tools for businesses, and extend the reach of our trusted content through data licensing. We recently rolled out more than 35 new product updates and features, including a new Yelp Assistant that now works across all categories. Product momentum, strong traction from Hatch and Yelp Host, and a growing partner ecosystem give me confidence in Yelp's AI transformation and our ability to drive long-term profitable growth.”

“First quarter net revenue of $361 million and an adjusted EBITDA margin of 22% both exceeded the high end of our outlook,” said David Schwarzbach, Yelp's chief financial officer. “While local economies remained pressured, other revenue grew 75% year over year to a record $29 million. Looking ahead, we see a significant opportunity to drive growth in other revenue by scaling Yelp Host, Hatch, and data licensing. We are targeting an annual run rate of $250 million in other revenue by the end of 2028.”

Quarterly Conference Call

Yelp will host a live webcast today at 2 p.m. Pacific Time to discuss the first quarter financial results and outlook for the second quarter and full year 2026. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

1 See “Non-GAAP Financial Measures” for the definitions of Adjusted EBITDA and Adjusted EBITDA margin, as well as reconciliations of Adjusted EBITDA to Net income (loss) and Adjusted EBITDA margin to Net income (loss) margin, in each case the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).
2 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

About Yelp

Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions rely on Yelp to inform their spending decisions and get things done. By combining authentic human content with AI technologies, including Yelp Assistant, Yelp helps people move seamlessly from discovery to taking action, whether it’s requesting quotes from service pros, making reservations, ordering food, scheduling appointments, or connecting with the right businesses for their needs. Yelp was founded in San Francisco in 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for the second quarter and full year 2026, its expectations regarding its AI transformation, changes to its product offerings, and its ability to scale revenue streams and drive long-term profitable growth, that are based on its current expectations, forecasts and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•Adverse macroeconomic conditions — particularly those affecting local economies — and their impact on consumer behavior and advertiser spending;
•Yelp’s ability to maintain and expand its advertiser base;
•Yelp’s ability to execute on its strategic initiatives, including its AI transformation, and the effectiveness thereof;
•Yelp’s reliance on internet search engines and application marketplaces, certain providers of which offer products and services that compete directly with its products;
•Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, such as Hatch, to successfully integrate those businesses, solutions or technologies, and to monetize such acquired products, solutions or technologies;
•Yelp’s ability to continue to effectively operate with a remote work force and attract and retain key talent;
•Yelp’s reliance on third-party service providers and strategic partners;
•Competition in, and the rapid evolution of, Yelp’s industry;
•Yelp’s ability to generate and maintain sufficient high-quality content from its users;
•Yelp’s ability to maintain, protect and enhance its brand; and
•Yelp’s ability to maintain the uninterrupted and proper operation of its technology and network infrastructure.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$110,412	$216,062
Short-term marketable securities	—	103,290
Accounts receivable, net	152,211	153,224
Prepaid expenses and other current assets	39,409	42,359
Total current assets	302,032	514,935
Property, equipment and software, net	95,368	91,685
Operating lease right-of-use assets	17,371	16,046
Goodwill	355,625	135,847
Intangibles, net	98,773	49,038
Other non-current assets	144,129	150,927
Total assets	$1,013,298	$958,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$155,031	$158,789
Operating lease liabilities — current	7,063	7,426
Deferred revenue	11,628	5,845
Total current liabilities	173,722	172,060
Revolving credit facility	130,000	—
Operating lease liabilities — long-term	17,861	17,451
Other long-term liabilities	60,626	58,115
Total liabilities	382,209	247,626

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,041,401	2,010,948
Treasury stock	(6,264)	(999)
Accumulated other comprehensive loss	(9,601)	(7,677)
Accumulated deficit	(1,394,447)	(1,291,420)
Total stockholders’ equity	631,089	710,852
Total liabilities and stockholders’ equity	$1,013,298	$958,478

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenue	$361,457	$358,534

Costs and expenses:
Cost of revenue(1)	38,409	34,828
Sales and marketing(1)	153,010	146,284
Product development(1)	77,157	83,905
General and administrative(1)	49,350	51,707
Depreciation and amortization	16,233	12,350
Total costs and expenses	334,159	329,074
Income from operations	27,298	29,460
Other income, net	2,586	5,771
Income before income taxes	29,884	35,231
Provision for income taxes	12,149	10,840
Net income attributable to common stockholders	$17,735	$24,391
Net income per share attributable to common stockholders
Basic	$0.30	$0.37
Diluted	$0.30	$0.36
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	58,816	65,261
Diluted	59,374	67,324

(1) Includes stock-based compensation expense as follows:
	Three Months Ended March 31,
	2026	2025
Cost of revenue	$1,140	$1,171
Sales and marketing	6,454	7,639
Product development	14,710	19,409
General and administrative	8,203	9,250
Total stock-based compensation	$30,507	$37,469

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$17,735	$24,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,233	12,350
Provision for credit losses	9,438	10,559
Stock-based compensation	30,507	37,469
Amortization of right-of-use assets	1,703	3,440
Deferred income taxes	9,705	3,287
Amortization of deferred contract cost	5,559	6,013
Other adjustments, net	1,298	1,252
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,015)	(13,998)
Prepaid expenses and other assets	(14,727)	(617)
Operating lease liabilities	(2,814)	(9,902)
Accounts payable, accrued liabilities and other liabilities	(8,806)	23,751
Net cash provided by operating activities	57,816	97,995
Investing Activities
Purchases of marketable securities	(5,975)	(15,134)
Sales and maturities of marketable securities	109,293	13,610
Maturities of other investments	5,000	—
Acquisition, net of cash received	(263,600)	—
Purchases of property, equipment and software	(12,660)	(10,531)
Other investing activities	61	52
Net cash used in investing activities	(167,881)	(12,003)
Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	8,726	273
Taxes paid related to the net share settlement of equity awards	(9,792)	(19,486)
Repurchases of common stock	(124,001)	(62,500)
Proceeds from revolving credit facility	165,000	—
Repayments on revolving credit facility	(35,000)	—
Other financing activities	(18)	—
Net cash provided by (used in) financing activities	4,915	(81,713)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(267)	652

Change in cash, cash equivalents and restricted cash	(105,417)	4,931
Cash, cash equivalents and restricted cash — Beginning of period	216,289	217,682
Cash, cash equivalents and restricted cash — End of period	$110,872	$222,613

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as expenses for which we expect to be indemnified, acquisition and integration costs and other items that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account certain income and expense items, such as indemnifiable expenses, acquisition and integration costs or other costs that management determines are not indicative of ongoing operating performance;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended March 31,
	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$17,735	$24,391
Provision for income taxes	12,149	10,840
Other income, net	(2,586)	(5,771)
Depreciation and amortization	16,233	12,350
Stock-based compensation	30,507	37,469
Indemnifiable expenses(1)(2)	896	5,126
Acquisition and integration costs(1)(3)	4,420	539
Adjusted EBITDA	$79,354	$84,944

Net revenue	$361,457	$358,534
Net income margin	5%	7%
Adjusted EBITDA margin	22%	24%
(1) Recorded within general and administrative expenses on our condensed consolidated statements of operations.
(2) Represents expenses for which we expect to be indemnified in connection with our acquisition of RepairPal. Indemnifiable expenses during the three months ended March 31, 2025 consist of expenses recorded in connection with an indemnification obligation assumed in the RepairPal acquisition, for which we were subsequently indemnified through the release of a portion of the RepairPal holdback.
(3) Acquisition and integration costs during the three months ended March 31, 2026 represent costs related to the Hatch acquisition and include accrued acquisition- and integration-related compensation. Acquisition and integration costs during the three months ended March 31, 2025 represent costs related to the RepairPal acquisition.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended March 31,
	2026	2025
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$57,816	$97,995
Purchases of property, equipment and software	(12,660)	(10,531)
Free cash flow	$45,156	$87,464

Net cash used in investing activities	$(167,881)	$(12,003)

Net cash provided by (used in) financing activities	$4,915	$(81,713)